EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

Funko, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Equity	Class A common stock	415(a)(6)	(1)(2)	(1)(2)	(1)(3)			S-3	333-230964	September 16, 2019

	Equity	Preferred stock	415(a)(6)	(1)(2)	(1)(2)	(1)(3)			S-3	333-230964	September 16, 2019

	Debt	Debt securities	415(a)(6)	(1)	(1)	(1)(3)			S-3	333-230964	September 16, 2019

	Other	Warrants	415(a)(6)	(1)	(1)	(1)(3)			S-3	333-230964	September 16, 2019

	Other	Purchase Contracts	415(a)(6)	(1)	(1)	(1)(3)			S-3	333-230964	September 16, 2019

	Other	Units	415(a)(6)	(1)	(1)	(1)(3)			S-3	333-230964	September 16, 2019

	Unallocated (Universal) Shelf	(1)	415(a)(6)	$100,000,000(1)	(1)	$100,000,000(4)			S-3	333-230964	September 16, 2019	$12,120(5)

	Equity	Class A common stock(6)	415(a)(6)	17,318,008(7)	(8)	$328,522,611.76(8)			S-3	333-230964	September 16, 2019	$39,816.94(5)

	Total Offering Amounts					$428,522,611.76		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00(5)

(1)

There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the registrant’s Class A common stock, preferred stock, debt securities, warrants, purchase contracts and units as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed the amount described in footnote (4) below (the “Primary Carry-Forward Securities”). In addition, an unspecified number of additional shares of Class A common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into shares of Class A common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire Class A common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)

The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of Class A common stock warrants registered hereunder. The aggregate maximum offering price of the Primary Carry-Forward Securities will not exceed $100,000,000.

(5)

The Primary Carry-Forward Securities and the Secondary Carry-Forward Securities (as defined in footnote (6) below) (collectively, the “Carry-Forward Securities”) consist of securities previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-230964), initially filed with the Securities and Exchange Commission on April 19, 2019, and declared effective on September 16, 2019 (as amended, the “Prior Registration Statement”), which securities remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry-Forward Securities under the Prior Registration Statement will continue to be applied to such securities hereunder. To the extent that, after the date hereof and prior to the effectiveness of this registration statement, any Carry-Forward Securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the Prior Registration Statement to be included on this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

(6)

Consists of shares of Class A common stock to be offered and sold by the selling securityholders (the “Secondary Carry-Forward Securities”) and includes shares of Class A common stock issuable upon the exchange of common units of Funko Acquisition Holdings, L.L.C. (“FAH, LLC”) for an equivalent number of shares of Class A common stock (and, except where the common units so exchanged were issued upon the exercise of options or issued subject to certain time-based vesting requirements, the cancellation of shares of the registrant’s Class B common stock on a one-for-one basis with the number of common units so exchanged).

(7)

Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Secondary Carry-Forward Securities is based on the average of the high and low prices reported for the registrant’s Class A common stock on April 18, 2019, as specified in the fee table of the Prior Registration Statement.